EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of National Waste Management Holdings, Inc. for the fiscal quarter ending September 30, 2014, the undersigned, Charles Teelon, President and Chief Executive Officer, principal accounting officer and principal financial officer, of National Waste Management Holdings, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of National Waste Management Holdings, Inc.

Date:  November 12, 2014

/s/ Charles Teelon
Charles Teelon
President and Chief Executive Officer, principal accounting officer and principal financial officer